

<ARTICLE> 5
<LEGEND>
THIS FINANCIAL DATA SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED
FROM THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) OF POGO PRODUCING
COMPANY, INCLUDING THE CONSOLIDATED BALANCE SHEETS AS OF JUNE 30, 2000 AND THE
CONSOLIDATED STATEMENTS OF INCOME FOR THE NINE MONTHS ENDED JUNE 30, 2000, AND
IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH CONSOLIDATED FINANCIAL
STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-2000
<CASH>                                          42,145
<SECURITIES>                                         0
<RECEIVABLES>                                   70,826
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                     25,412
<CURRENT-ASSETS>                               140,845
<PP&E>                                       1,843,304
<DEPRECIATION>                               1,075,681
<TOTAL-ASSETS>                                 957,410
<CURRENT-LIABILITIES>                           71,697
<BONDS>                                        365,000
<PREFERRED-MANDATORY>                           40,400
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                     258,171
<TOTAL-LIABILITY-AND-EQUITY>                   957,410
<SALES>                                        217,510<F2>
<TOTAL-REVENUES>                               217,496
<CGS>                                           52,552<F3>
<TOTAL-COSTS>                                   52,552<F3>
<OTHER-EXPENSES>                                96,987<F4>
<LOSS-PROVISION>                                     0<F5>
<INTEREST-EXPENSE>                              16,956
<INCOME-PRETAX>                                 54,856
<INCOME-TAX>                                    24,591
<INCOME-CONTINUING>                             30,265
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    30,265
<EPS-BASIC>                                       0.75
<EPS-DILUTED>                                     0.71

<F1>This amount is not diclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included as a contra-asset in Accounts Receivable.
<F2>Does not include Gains or Losses on Property Sales.
<F3>Includes Lease Operating Expense, but excludes General and Administrative,
Exploration, Dry Hole and Impairment and Depreciation, Depletion and Amortization Expenses.
<F4>Includes General and Administrative, Exploration, Dry Hole and Impairment
and Depreciation, Depletion and Amortization Expenses.
<F5>This amount is not disclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included in Oil and Gas Revenues.

